September 15,1998



Securities and Exchange Commission
450 5th Street Northwest
Washington, D.C.  20549-1004
Attention:   Filing Desk, Stop 1-4

Dear Sirs:

Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of UMB Financial Corporation (the Company), is the Company's Report on Form 8-K. UMB Financial Corporation will take a one time pretax charge against third quarter earnings of $10,000,000. This charge is related to the termination of the Company's Employee Retirement Plan and may be reduced in future quarters pending final determination of the exact amount of distributions to the plan participants and other adjustments. This filing is being effected by direct transmission to the Commission's EDGAR System.

Yours truly,



Timothy M. Connealy
Chief Financial Officer